Table of contents

Domestic Custody Agreement.....................................................................................................................................................................................			1

1.	Intention of the Parties; Definitions......................................................................................................................................................................		1
	1.1	Intention of the Parties	1
	1.2	Definitions	1

2.	What J.P. Morgan is Required to Do....................................................................................................................................................................		2
	2.1	Set Up Accounts	2
	2.2	Cash Management	3
	2.3	Segregation of Assets; Nominee Name	3
	2.4	Settlement of Transactions	3
	2.5	Contractual Settlement Date Accounting	4
	2.6	Actual Settlement Date Accounting	4
	2.7	Income Collection (AutoCredit®)	4
	2.8	Miscellaneous Administrative Duties	5
	2.9	Corporate Actions	5
	2.10	Class Action	5
	2.11	Proxies	5
	2.12	Statements of Account	6
	2.13	Access to J.P. Morgan's Records	6
	2.14	Tax Relief Services	6
	2.15	Notification	6

3.	Instructions...		6
	3.1	Acting on Instructions; Method of Instruction and Unclear Instructions	6
	3.2	Verification and Security Procedures	7
	3.3	Instructions Contrary to Law/Market Practice	7
	3.4	Cut-Off Times	7
	3.5	Electronic Access	7

4.	Fees, Expenses and Other Amounts Owing to J.P. Morgan.................................................................................................................................		7
	4.1	Fees and Expenses	7
	4.2	Overdrafts	7
	4.3	J.P. Morgan's Right Over Securities; Set-off	8

5.	Securities Depositories........................................................................................................................................................................................		8
	5.1	Use of Securities Depositories	8

6.	Additional Provisions Relating to Customer and J.P. Morgan..............................................................................................................................		8
	6.1	Representations of Customer and J.P. Morgan	8
	6.2	Customer to Provide Certain Information to J.P. Morgan	9
	6.3	Customer is Liable to J.P. Morgan Even if it is Acting for Another Person	9

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

7.	When J.P. Morgan is Liable to Customer.............................................................................................................................................................		9
	7.1	Standard of Care; Liability	9
	7.2	Force Majeure	10
	7.3	J.P. Morgan May Consult With Counsel	10
	7.4	J.P. Morgan Provides diverse Financial Services and May Generate Profits as a Result	10
	7.5	Assets Held Outside J.P. Morgan's Control	10
	7.6	Ancillary Services	10

8.	Taxation...		10
	8.1	Tax Obligations	10
	8.2	Tax Relief Services With Respect to American Depository Receipts	11

9.	Termination...		11
	9.1	Term and Termination	11
	9.2	Exit Procedure	12

10.	Miscellaneous......................................................................................................................................................................................................		12
	10.1	Notices	12
	10.2	Successors and Assigns	12
	10.3	Interpretation	12
	10.4	Entire Agreement	13
	10.5	Insurance	13
	10.6	Security Holding Disclosure	13
	10.7	USA PATRIOT Act Disclosure	13
	10.8	Governing Law and Jurisdiction	13
	10.9	Severability; Waiver; and Survival	13
	10.10	Confidentiality	14
	10.11	Counterparts	14
	10.12	No third Party Beneficiaries	14
SCHEDULE 1 Persons Authorized To Give Instructions			16
SCHEDULE 2 Authorized Fund Managers/Advisers			17
SCHEDULE 3 Electronic Access			25
EXHIBIT 1 TO SCHEDULE 3 Products			27

11.	SCHEDULE 1...		33
	SCHEDULE 2		33

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

Domestic Custody Agreement

This agreement, dated ____________________, 20__, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“J.P. Morgan”), with a place of business at One Chase Manhattan Plaza, NY, NY 10005; and Tributary Funds, Inc. (“Customer”), a company registered under the Investment Company Act of 1940, as amended, with a place of business at 1620 Dodge Street, Omaha, NE  68197.

1.      Intention of the Parties; Definitions

1.1          Intention of the Parties

(a)           This Custody Agreement sets out the terms on which J.P. Morgan will be providing custodial, settlement and other associated services to Customer.  J.P. Morgan will be responsible for the performance of only those duties set forth in this Custody Agreement.

(b)           Customer acknowledges that J.P. Morgan is not providing any legal, tax or investment advice in connection with the services under this Custody Agreement.

(c)           It is the intention of the parties that the services offered by J.P. Morgan under this Custody Agreement with respect to the custody of Securities and related settlement services will be limited to Securities that are issued in the United States (“U.S.”) by an issuer that is organized under the laws of the U.S. or any state thereof, or that are both traded in the U.S. and eligible for deposit in a U.S. Securities Depository.

1.2          Definitions

As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Custody Agreement.

“Affiliate” means an entity that controls, is controlled by, or is under common control with, J.P. Morgan.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental entity.

“Authorized Person” means any person who has been designated by written notice from Customer in the form of Schedules 1 or 2 as the case may be (or by written notice in the form of Appendix A to Schedule 2 from any agent designated by Customer under this Custody Agreement, including, without limitation, an investment manager) to act on behalf of Customer under this Custody Agreement.  Such persons will continue to be Authorized Persons until such time as J.P. Morgan receives and has had reasonable time to act upon Instructions from Customer (or its agent) that any such person is no longer an Authorized Person.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non-public information concerning Customer or the Accounts which J.P. Morgan receives in the course of providing services under this Custody Agreement. Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than J.P. Morgan’s breach of the terms of this Custody Agreement or information which J.P. Morgan obtains on a non-confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that requires discretionary action by the beneficial owner of Financial Asset, but does not include rights with respect to class action litigation or proxy voting.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate or a Securities Entitlement.  “Financial Asset” does not include cash.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

“Instruction” means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which J.P. Morgan believes in good faith to have been given by an Authorized Person.

“J.P. Morgan Indemnitees” means J.P. Morgan and its nominees, directors, officers, employees and agents.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to J.P. Morgan for the Securities Account.

“Securities Account” means each Securities custody account on J.P. Morgan’s records to which Financial Assets are or may be credited under this Custody Agreement.

“Securities Depository” means any clearing system, securities depository, dematerialized book entry system or similar system for the central handling of Securities.

“Security Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Security Intermediary” means J.P. Morgan, a Securities Depository and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” means security procedures to be followed by Customer upon the issuance of an Instruction and/or by J.P. Morgan upon the receipt of an Instruction, so as to enable J.P. Morgan to verify that such Instruction is authorized, as set forth in service level documentation in effect from time to time between the parties with respect to the services set forth in this Custody Agreement, or as otherwise agreed in writing by the parties.  A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions. For the avoidance of doubt, the parties agree that a SWI FT message issued in the name of Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures shall be deemed to be an authorized Instruction.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and vice versa.

2.      What J.P. Morgan is Required to Do

2.1          Set Up Accounts

(a)           J.P. Morgan will establish and maintain the following accounts (“Accounts”):

(i)            one or more Securities Accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) for Financial Assets, which may be held by of J.P. Morgan for the account of Customer, including as an Entitlement Holder; and

(ii)           one or more accounts in the name of Customer (or in another name requested by Customer that is acceptable to J.P. Morgan) (“Cash Account”) for any and all cash received by or on behalf of J.P. Morgan for the account of Customer.

(b)           At the request of Customer, additional Accounts may be opened in the future and such additional Accounts shall be subject to the terms of this Custody Agreement:

(i)            in accordance with the provisions of an agreement among Customer and a broker-dealer (registered under the Securities and Exchange Act of 1934 (“Exchange Act”) and a member of the  Financial Industry Regulatory Authority (“FINRA”), or any futures commission merchant registered under the Commodity

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

Exchange Act, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization, regarding escrow or other arrangements  in connection with transactions by Customer; (ii)for the purpose of segregating cash or Financial Assets with options purchased or sold by Customer; and (iii) for any other corporate purposes as per the Instruction of an Authorized Person.

(c)           In the event that Customer requests the opening of any additional Account for the purpose of holding collateral pledged by Customer to a securities exchange, clearing corporation, or other central counterparty (a “Counterparty”) to secure trading activity by Customer, or the pledge to a Counterparty of cash or individual Securities held in an Account, that Account (or the pledged cash or Securities) shall be subject to the collateral arrangements in effect between J.P. Morgan and the Counterparty in addition to the terms of this Custody Agreement.

(d)           J.P. Morgan’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon J.P. Morgan receiving such of the following documents as J.P. Morgan may require:

(i)            a certified copy of Customer's constitutional documents as currently in force;

(ii)           evidence reasonably satisfactory to J.P. Morgan of the due authorization and execution of this Custody Agreement by Customer (for example by a certified copy of a resolution of Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4);

(iii)           J.P. Morgan’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)           in the case of any Account opened in a name not that of Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).

2.2          Cash Account

(a)           Any amount standing to the credit of the Cash Account is a debt due to Customer from J.P. Morgan as banker.  Except as otherwise provided in Instructions acceptable to J.P. Morgan, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at J.P. Morgan in which cash shall not be subject to withdrawal by check or draft.  Funds credited to the Cash Account will be transferred by J.P. Morgan by means of Instruction (“payment order”) to a J.P. Morgan administrator assigned to Customer.  Payment orders and Instructions seeking to cancel payment orders or to amend payment orders shall be verified in accordance with a Security Procedure or, if no Security Proce dure is applicable, J.P. Morgan may execute or pay payment orders issued in Customer’s name which J.P. Morgan believes in good faith to have been given by an Authorized Person.
(b)           Any amounts credited by J.P. Morgan to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if J.P. Morgan does not receive final payment in a timely manner.  J.P. Morgan will notify Customer promptly of any such reversal.

2.3          Segregation of Assets; Nominee Name

(a)           J.P. Morgan will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as otherwise may be agreed by J.P. Morgan and Customer).

(b)           J.P. Morgan is authorized, in its discretion:

(i)            to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to J.P. Morgan in bearer form; (ii) to hold Financial Assets in or deposit Financial Assets with any Securities Depository or settlement system; to hold Financial Assets in omnibus accounts on a fungible basis and to accept delivery of Financial Assets of the same class and denomination as those deposited with J.P. Morgan; and to register in the name of Customer, J.P. Morgan, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form.

2.4          Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Custody Agreement, J.P. Morgan will act in accordance with Instructions with respect to the settlement of transactions.  Settlement of transactions will be conducted in accordance with prevailing standards of

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

the market in which the transaction occurs.  Without limiting the generality of the foregoing, the risk of loss will be borne by Customer whenever J.P. Morgan delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration.  In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, J.P. Morgan will contact the counterparty to seek settlement and will notify Customer of such failure.  If Customer’s counterparty continues to fail to deliver the expected consideration, J.P. Morgan will provide information reasonably requested by Customer that J.P. Morgan has in its possession to allow Customer to enforce rights that Customer has against Custom er’s counterparty, but neither J.P. Morgan nor its Subcustodians will be obliged to institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.5          Contractual Settlement Date Accounting

(a)           Should Customer request to have J.P. Morgan’s Contractual Settlement Date Accounting Service, J.P. Morgan will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where J.P. Morgan generally offers contractual settlement date accounting.

(i)            Sales: On the settlement date for a sale, J.P. Morgan will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at J.P. Morgan pending settlement of the transaction if not already delivered.

(ii)           Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), J.P. Morgan will debit the Cash Account for the settlement amount and credit a separate account at J.P. Morgan.  J.P. Morgan then will post the Securities Account as awaiting receipt of the expected Financial Assets.  Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until J.P. Morgan actually receives them.

Upon request, J.P. Morgan shall provide Customer with a list of those markets for which it provides contractual settlement date accounting.  J.P. Morgan may add markets to or remove markets from this list upon reasonable notice to Customer.  J.P. Morgan reserves the right to restrict in good faith the availability of contractual settlement date accounting for credit or operational reasons.

(b)           J.P. Morgan may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement, upon notice to Customer, in cases where J.P. Morgan reasonably believes that the transaction will not settle in the ordinary course within a reasonable time.  Customer will be responsible for any costs or liabilities for currency overdrafts as identified in section 4.2 resulting from such reversal. Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and J.P. Morgan does not undertake to make loans and/or Financial Assets available to Customer.

2.6          Actual Settlement Date Accounting

With respect to any settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, J.P. Morgan will post such transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by J.P. Morgan.

2.7          Income Collection (AutoCredit®)

(a)           J.P. Morgan will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify Customer of such information.

(b)  Unless Customer is notified otherwise, J.P. Morgan will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by J.P. Morgan or any third party (“AutoCredit”) in those markets where J.P. Morgan customarily provides an AutoCredit service.  Upon request, J.P. Morgan shall provide Customer with a list of AutoCredit eligible markets.  J.P. Morgan may add markets to or remove markets from the list of AutoCredit markets upon notice to Customer that is reasonable in the circumstances.  J.P. Morgan may reverse AutoCredit credits upon oral or written notification to Customer if J.P. Morgan believes that the corresponding payment will not be received by J.P. Morgan within a reasonable period or the credit was inco rrect.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

(c)           In markets where J.P. Morgan does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by J.P. Morgan or any third party) will be credited only after actual receipt and reconciliation.

(d)           J.P. Morgan will use reasonable efforts to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and notify Customer of the late payment, but neither J.P. Morgan nor its Subcustodians will be obliged to file any formal notice of default, institute legal proceedings, file a proof of claim in any insolvency proceeding or take any similar action.

2.8          Miscellaneous Administrative Duties

(a)           Until J.P. Morgan receives Instructions to the contrary, J.P. Morgan will:

(i)            present all Financial Assets for which J.P. Morgan has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)           execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

(iii)          exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

(b)           In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, J.P. Morgan will credit Customer with the amount of cash it would have received had the Financial Asset not been held in an omnibus account, and Customer shall relinquish to J.P. Morgan its interest in such fractional interests.

(c)           If some, but not all, of an outstanding class of Financial Assets is called for redemption, J.P. Morgan will allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner J.P. Morgan deems fair and equitable.

2.9          Corporate Actions

(a)           J.P. Morgan will act in accordance with local market practices to obtain information concerning Corporate Actions that is publicly available in the local market.  J.P. Morgan also will review information obtained from sources to which J.P. Morgan subscribes for information concerning such Corporate Actions.  J.P. Morgan will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)           J.P. Morgan will act in accordance with Customer’s Instructions in relation to such Corporate Actions. If Customer fails to provide J.P. Morgan with timely Instructions with respect to any Corporate Action, neither J.P. Morgan nor its nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by J.P. Morgan and Customer or as may be set forth by J.P. Morgan as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10        Class Action

Any notices received by J.P. Morgan’s corporate actions department about U.S. settled securities class action that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if J.P. Morgan, using reasonable care in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Asset in custody with J.P. Morgan at the relevant time.  J.P. Morgan will not make filings in the name of Customer in respect to such notifications except as otherwise agreed in writing between Customer and J.P. Morgan and as described in the Securities Class Action Services Addendum attached herein.

2.11        Proxies

(a)           J.P. Morgan will monitor information distributed to holders of Financial Assets about upcoming shareholder meetings, promptly notify Customer of such information and, subject to Section 2.11(c), act in accordance with Customer’s Instructions in relation to such meetings (the “Proxy Voting Service”).

(b)           The Proxy Voting Service is available only in certain markets, details of which are available from J.P. Morgan on request.  Provision of the Proxy Voting Service is conditional upon receipt by J.P. Morgan of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

(c)           The Proxy Voting Service does not include physical attendance at shareholder meetings.  Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by J.P. Morgan on a case by case basis.

(d)           Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances.  These circumstances include, but are not limited to:

(i)            the Financial Assets being on loan or out for registration;

(ii)           the pendency of conversion or another Corporate Action;

(iii)          the Financial Assets being held in a margin or collateral account at J.P. Morgan or another bank or broker, or otherwise in a manner which affects voting;

(iv)          local market regulations or practices, or restrictions by the issuer; and

(v)           J.P. Morgan being required to vote all shares held for a particular issue for all of J.P. Morgan’s customers on a net basis (i.e., a net yes or no vote based on voting instructions received from all its customers). Where this is the case, J.P. Morgan will inform Customer by means of the notification.

2.12        Statements of Account

(a)           J.P. Morgan will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. Statements of account may be delivered electronically or on-line over the Internet and are deemed delivered when sent electronically or posted on the Internet.  Customer will review its statement of account and give J.P. Morgan written notice of (i) any suspected error or omission or (ii) non-receipt of a statement of account within a reasonable time after the statement of accounts is sent or made available to Customer or would have been sent, as the case may be.

(b)           Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes.  J.P. Morgan will not be liable for any loss or damage arising out of any such information accessed on-line that is updated or corrected no later than the close of business on the business day after the transaction was posted.

2.13        Access to J.P. Morgan’s Records

(a)           J.P. Morgan will allow Authorized Persons of Customer's auditors and independent public accountants such reasonable access to the records of J.P. Morgan relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs.

(b)           J.P. Morgan will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of J.P. Morgan relating to the Accounts.  J.P. Morgan may impose reasonable restrictions on the number of individuals allowed access and the scope of the records made available (other than records relating to the Accounts which must be made available). Customer shall reimburse J.P. Morgan for the cost of copying, collating and researching archived information at J.P. Morgan’s regular hourly rate.

2.14        Tax Relief Services

J.P. Morgan will provide tax relief services as provided in Section 8.2.

2.15        Notification

If Customer has agreed to access information concerning the Accounts through J.P. Morgan’s website, J.P. Morgan may make any notifications required under this Custody Agreement by posting it on the website, except where notification of termination is required as described in section 9.1

3.      Instructions

3.1          Acting on Instructions; Method of Instruction and Unclear Instructions

(a)           Customer authorizes J.P. Morgan to accept, rely upon and/or act upon any Instructions received by it from an Authorized Person without inquiry.  Customer

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

will indemnify J.P. Morgan Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against J.P. Morgan Indemnitees as a result of any action or omission taken in accordance with any Instruction from an Authorized Person.

(b)           Customer will where reasonably practicable use automated and electronic methods of sending Instructions.

(c)           J.P. Morgan shall promptly notify an Authorized Person if J.P. Morgan determines that an Instruction does not contain all information reasonably necessary for J.P. Morgan to carry out the Instruction. J.P. Morgan may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it upon notice to the Authorized Person.  J.P. Morgan will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

(d)           In executing or paying a payment order, J.P. Morgan may rely upon the identifying number (e.g., Fedwire routing number or account) of any party as instructed in the payment order.  Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to J.P. Morgan in Customer’s name.

3.2          Verification and Security Procedures

(a)           J.P. Morgan and Customer shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)           Either party may record any of their telephone communications.

3.3          Instructions Contrary to Law/Market Practice

J.P. Morgan need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, and J.P. Morgan shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.  In the event J.P. Morgan does not act upon such Instructions, J.P. Morgan will notify Customer where reasonably practicable and where it is not prevented by law or regulation.

3.4          Cut-Off Times

J.P. Morgan has established cut-off times for receipt of Instructions, which will be made available to Customer.  If J.P. Morgan receives an Instruction after its established cut-off time, J.P. Morgan will attempt to act upon the Instruction on the day requested if J.P. Morgan deems it practicable to do so or otherwise as soon as practicable after that day.

3.5          Electronic Access

Access by Customer to certain applications or products of J.P. Morgan via J.P. Morgan’s web site or otherwise shall be governed by this Custody Agreement and the terms and conditions set forth in Schedule 3.

4.   Fees, Expenses and Other Amounts Owing to J.P. Morgan

4.1          Fees and Expenses

Customer will pay J.P. Morgan for its services under this Custody Agreement such fees as may be agreed upon in writing from time to time, together with J.P. Morgan's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents. Invoices will be payable within thirty (30) days of the date of the invoice.  If Customer disputes an invoice it shall nevertheless pay on or before the date that payment is due such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to J.P. Morgan’s other rights, J.P. Morgan reserves the right to charge interest on overdue amounts from the due dat e until actual payment at such rate as J.P. Morgan customarily charges for similar overdue amounts.

4.2          Overdrafts

If a debit to the Cash Account results (or will result) in a debit balance, then J.P. Morgan may, in its discretion, (i) advance an amount equal to the overdraft, (ii) refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting.  If

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

J.P. Morgan elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at the applicable rate charged by J.P. Morgan from time to time for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which J.P. Morgan makes similar overdrafts available from time to time.  No prior action or course of dealing on J.P. Morgan’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against J.P. Morgan for J.P. Morgan’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the Account.

4.3          J.P. Morgan’s Right Over Securities; Set-off

(a)           Without prejudice to J.P. Morgan’s rights under Applicable Law, Customer grants to J.P. Morgan a security interest in and a lien on the Financial Assets held in the Securities Account as securing for any and all Liabilities outstanding from time to time (whether actual or contingent) of Customer to J.P. Morgan or any of its Affiliates and J.P. Morgan shall be entitled without notice to Customer, to withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities.  For this purpose, J.P. Morgan may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies.

(b)           Without prejudice to J.P. Morgan’s rights under Applicable Law, J.P. Morgan may set off against any amount owing by Customer to J.P. Morgan or any of its Affiliates any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any J.P. Morgan branch or office or with any Affiliate of J.P. Morgan.  For this purpose, J.P. Morgan shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

5.   Securities Depositories

5.1          Use of Securities Depositories

(a)           J.P. Morgan may deposit Financial Assets with, and hold Financial Assets in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide J.P. Morgan with such documentation or acknowledgements that J.P. Morgan may require to hold the Financial Assets in such Securities Depository.

(b)           J.P. Morgan is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository.  In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, J.P. Morgan will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but J.P. Morgan will not be obligated to institute legal proceedings, file a proof of claim in any insolvency proceeding, or take any similar action.

6.   Additional Provisions Relating to Customer

6.1          Representations of Customer and J.P.Morgan

(a)           Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use J.P. Morgan as its custodian in accordance with the terms of this Custody Agreement, to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds) and grant a lien over Financial Assets as contemplated by Section 4.3; (ii) assuming execution and delivery of this Custody Agreement by J.P. Morgan, this Custody Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corpor ate action to authorize the execution of this Custody Agreement; (iii) it has not relied on any oral or written representation made by J.P. Morgan or any person on its behalf, and acknowledges

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

that this Custody Agreement sets out to the fullest extent the duties of J.P. Morgan; (iv) J.P. Morgan may rely upon the certification of such other facts as may be required to administer J.P. Morgan’s obligations under this Custody Agreement and Customer shall indemnify J.P. Morgan against all losses, liability, claims or demands arising directly or indirectly from any such certifications; and (v) it is a resident of the U.S. and shall notify J.P. Morgan of any changes in residency.

(b)           J.P. Morgan represents and warrants that (i) assuming execution and delivery of this Custody Agreement by Customer, this Custody Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms and (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Custody Agreement.

6.2          Customer to Provide Certain Information to J.P.Morgan

Upon request, Customer will promptly provide to J.P. Morgan such information about itself and its financial status as J.P. Morgan may reasonably request, including Customer’s organizational documents and its current audited and unaudited financial statements.  Upon J.P. Morgan’s request, Customer shall provide to J.P. Morgan such similar information concerning any person other than Customer in whose name any Account is opened.

6.3          Customer is Liable to J.P. Morgan Even if it is Acting for Another Person

If Customer is acting as an agent or for another person envisaged in Section 2.1(a) of any transaction, cash or Financial Asset, J.P. Morgan nevertheless will treat Customer as its principal for all purposes under this Custody Agreement.  In this regard, Customer will be liable to J.P. Morgan as a principal in respect of any transactions relating to the Account.  The foregoing will not affect any rights J.P. Morgan might have against Customer's principal or the other person envisaged by Section 2.1(a).

7.      When J.P. Morgan is Liable to Customer

7.1          Standard of Care; Liability

(a)           J.P. Morgan will use reasonable care in performing its obligations under this Custody Agreement.  J.P. Morgan will not be in violation of this Custody Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)           J.P. Morgan will be liable for Customer’s direct damages to the extent they result from J.P. Morgan’s fraud, negligence or willful misconduct in performing its duties as set out in this Custody Agreement.  Nevertheless, under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, J.P. Morgan’s performance under this Custody Agreement, or J.P. Morgan’s role as custodian.

(c)           Customer will indemnify J.P. Morgan Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of J.P. Morgan Indemnitees in connection with or arising out of (i) J.P. Morgan’s performance under this Custody Agreement, provided J.P. Morgan Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question or (ii) any J.P. Morgan Indemnitees’ status as a holder of record of Customer’s Financial Assets.

(d)           Without limiting Subsections 7.1(a), (b) or (c), Customer agrees that J.P. Morgan provides no service in relation to, and therefore has no duty or responsibility to:

(i)            question Instructions from an Authorized Person or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii)supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

Section 2.7(b) of this Custody Agreement; or (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which J.P. Morgan is instructed to deliver Financial Assets or cash.

7.2          Force Majeure

J.P. Morgan will maintain and update from time to time business continuation and disaster recovery procedures with respect to its custody business that it determines from time to time meet reasonable commercial standards.  J.P. Morgan will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except  to the extent such malfunction is attributable to J.P. Morgan’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer syste m, inability to obtain or interruption of external communications facilities, or any other cause beyond the reasonable control of J.P. Morgan (including, without limitation, the non-availability of appropriate foreign exchange).

7.3          J.P. Morgan May Consult With Counsel

J.P. Morgan will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and shall not be liable to Customer for any action taken or omitted pursuant to such advice.

7.4          J.P. Morgan Provides Diverse Financial Servicesand May Generate Profits as a Result

Customer hereby authorizes J.P. Morgan to act under this Custody Agreement notwithstanding that:  (a) J.P. Morgan or any of its divisions, branches or Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that J.P. Morgan may have a potential conflict of duty or interest, including the fact that J.P. Morgan or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets; or earn profits from any of the activities listed herein; and

(b) J.P. Morgan or any of its divisions, branches or Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. J.P. Morgan is not under any duty to disclose any such information.

7.5          Assets Held Outside J.P. Morgan’s Control

J.P. Morgan will not be obliged to hold Financial Assets or cash with any person not agreed to by J.P. Morgan.  Furthermore, J.P. Morgan will not be obliged to register or record Financial Assets in the name of any person not agreed to by J.P. Morgan. If, however, Customer makes such a request and J.P. Morgan agrees to the request, the consequences of doing so will be at Customer’s own risk.  J.P. Morgan shall not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Custody Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6          Ancillary Services

Bank may use third parties to provide ancillary services (i.e., services that do not form part of the custody services contained in Clause 2 and which include without limitation courier or pricing services).  Whilst Bank will use reasonable care in the selection and retention of such third parties, it will not be responsible for any errors or omissions made by such third party in providing the relevant services.

8.     Taxation

8.1          Tax Obligations

(a)           Customer will pay or reimburse J.P. Morgan, and confirms that J.P. Morgan is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

(b)           Customer will provide to J.P. Morgan such certifications, declarations, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information.  Customer undertakes to notify J.P. Morgan immediately if any information requires updating or correcting.  J.P. Morgan provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from:

(i)            the inaccurate completion of documents by Customer or any third party;

(ii)           the provision to J.P. Morgan or a third party of inaccurate or misleading information by Customer or any third party;

(iii)           the withholding of material information by Customer or any third party; or

(iv)           any delay by any revenue authority or any other cause beyond J.P. Morgan’s control.

(c)           If J.P. Morgan does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, U.S. non-resident alien tax and/or backup withholding tax).

(d)           Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account; provided, however, that J.P. Morgan will be responsible for any penalty or additions to tax due solely as a result of J.P. Morgan’s negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2          Tax Relief Services With Respect to American Depository Receipts

(a)           Subject to the provisions of this Section, J.P. Morgan will apply for a reduction of withholding tax in respect of income payments on Financial Assets comprised of American Depository Receipts credited to the Securities Account that J.P. Morgan believes may be available.  To defray expenses pertaining to nominal tax claims, J.P. Morgan may from time to time set minimum thresholds as to a de minimis value of tax relief claims or reduction of withholding which it will pursue in respect of income payments under this Section 8.2.

(b)  The provision of a tax relief service by J.P. Morgan is conditional upon J.P. Morgan receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from J.P. Morgan), prior to the receipt of Financial Assets comprised of American Depository Receipts in the Account or the payment of income.  If Financial Assets comprised of American Depository Receipts credited to the Account are beneficially owned by someone other than Customer, this information will be necessary with respect to the beneficial owner.  Customer acknowledges that J.P. Morgan will be unable to perform tax reclamation services unless it receives this information.

(c)           J.P. Morgan will perform tax reclamation service only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and J.P. Morgan may, by notification in writing, in its absolute discretion, supplement or amend the countries in which this tax reclamation service is offered.  Other than as expressly provided in this Section 8.2, J.P. Morgan will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.     Termination

9.1          Term and Termination

(a)           The initial term of this Custody Agreement shall be for a period of one year following the date on which J.P. Morgan commenced providing services under the Custody Agreement.  Following the initial term, Customer may terminate this Custody Agreement on sixty (60) days' written notice to J.P. Morgan.  J.P. Morgan may terminate this Custody Agreement on one

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

hundred and eighty (180) days’ written notice to Customer.

(b)           Notwithstanding Section 9.1(a):

(i)            Either party may terminate this Custody Agreement immediately on written notice to the other party in the event that a material breach of this Custody Agreement by the other party has not been cured within thirty (30) days of that party being given written notice of the material breach;

(ii)           Either party may terminate this Custody Agreement immediately on written notice to the other party (i) upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure (ii) with respect to any series portfolio of the Customer upon the dissolution or termination of such series portfolio;

(iii)          J.P. Morgan may terminate this Custody Agreement on sixty (60) days’ written notice to Customer in the event that J.P. Morgan reasonably determines that Customer has ceased to satisfy J.P. Morgan’s customary credit requirements; and

(iv)           Customer may terminate this Custody Agreement at any time on sixty (60) days’ written notice to J.P. Morgan upon payment of a termination fee.  The termination fee will be an amount equal to the lesser of (A) the number of months remaining in the term times the average monthly fees paid during the previous six months, or since the date J.P. Morgan commenced providing services under this Custody Agreement if that period is less than six months, or (B) six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date J.P. Morgan commenced providing services under this Custody Agreement if that period is less than six months.

9.2          Exit Procedure

Customer will provide J.P. Morgan full details of the persons to whom J.P. Morgan must deliver Financial Assets and cash within a reasonable period before the effective time of termination of this Custody Agreement.  If Customer fails to provide such details in a timely manner, J.P. Morgan shall be entitled to continue to be paid fees under this Custody Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but J.P. Morgan may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that J.P. Morgan is unwilling to assume any related credit risk.  J.P. Morgan will in any event be entitled to deduct any amounts owing to it prior t o delivery of the Financial Assets and cash (and, accordingly, J.P. Morgan will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it).  Customer will reimburse J.P. Morgan promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination.  Termination will not affect any of the liabilities either party owes to the other arising under this Custody Agreement prior to such termination.

10.   Miscellaneous

10.1        Notices

Notices (other than Instructions) under this Custody Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Custody Agreement, unless notice of a new address is given to the other party in writing.  Notice will not be deemed to be given unless it has been received.

10.2        Successors and Assigns

This Custody Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign any of its rights or obligations under this Custody Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; except J.P. Morgan may assign this Custody Agreement without Customer’s consent to (a) any Affiliate or subsidiary of J.P. Morgan or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of J.P. Morgan’s custody business.

10.3        Interpretation

Headings are for convenience only and are not intended to affect interpretation.  References to articles and sections are to articles and sections of this Custody Agreement and references to sub-sections and

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4        Entire Agreement

This Custody Agreement, including the Schedules and the Exhibits (and any separate agreement which J.P. Morgan and Customer may enter into with respect to any Cash Account), sets out the entire agreement between the parties in connection with the subject matter, and this Custody Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written.  Amendments must be in writing and signed by both parties.

10.5        Insurance

Customer acknowledges that J.P. Morgan will not be required to maintain any insurance coverage specifically for the benefit of Customer.  J.P. Morgan will, however, provide summary information regarding its own general insurance coverage to Customer upon written request.

10.6        Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under the Shareholder Communications Act regarding disclosure of beneficial owners to issuers of Securities, J.P. Morgan is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.7        USA PATRIOT Act Disclosure
Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires J.P. Morgan to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and J.P. Morgan’s identity verification procedures require J.P. Morgan to obtain information which may be used to confirm Customer’s identity, including without limitation Customer’s name, address and organizational documents (“identifying information”) from Customer or on some occasions from third parties regarding Customer.  Customer may also be asked to provide information about its financial status, such as its curr ent audited and unaudited statements.  Customer agrees to provide J.P. Morgan with and consents to J.P. Morgan obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by J.P. Morgan.

10.8        Governing Law and Jurisdiction

This Custody Agreement will be construed, regulated and administered under the laws of the U.S. or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum.  The U.S. District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Custody Agreement.  If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction.  Either of these courts will have the proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or thei r convenience as a forum.  The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts.  The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by Applicable Law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Custody Agreement or the transactions contemplated hereby.  To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.9        Severability; Waiver; and Survival

(a)           If one or more provisions of this Custody Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

remaining provisions will not in any way be affected or impaired.

(b)           Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Custody Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.  No waiver by a party of any provision of this Custody Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)           The parties’ rights, protections, and remedies under this Custody Agreement shall survive its termination.

10.10      Confidentiality

(a)           Subject to Section 10.10(b), J.P. Morgan will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over J.P. Morgan’s business, or with the consent of Customer.

(b)           Customer authorizes J.P. Morgan to disclose Confidential Information to:

(i)           any subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that J.P. Morgan believes it is reasonably required solely in connection with J.P. Morgan’s provision of relevant services under this Custody Agreement;

(ii)           its professional advisors, auditors or public accountants;

(iii)          its Affiliates and branches; and

(iv)           any revenue authority or any governmental entity in relation to the processing of any tax claim.

(c)           Except as otherwise required by Applicable Law or as needed to enforce the terms of this Custody Agreement, the parties shall hold the terms and conditions, including, without limitation, any commercial terms, of this Custody Agreement in confidence.

10.11      Counterparts

This Custody Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.12       No Third Party Beneficiaries

A person who is not a party to this Custody Agreement shall have no right to enforce any term of this Custody Agreement.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

TRIBUTARY FUNDS, INC. (“CUSTOMER”)	JPMORGAN CHASE BANK, N.A.
By:/s/ Stephen R. Frantz Name: Stephen R Frantz Title: President Date: 1/26/11	By: /s/ Paul Larkin Name: Paul Larkin Title: Executive Director Date: 1/28/11

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

SCHEDULE 1
Persons Authorized To Give Instructions

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature
*To Be provided quarterly via Secretary’s Certificate.

Signed for and on behalf of Customer by:

Signature: /s/ Stephen R. Frantz

Name: Stephen R. Frantz

Position: President

* i.e., writing or facsimile

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

17

SCHEDULE 2
Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*
Tributary Capital Management	1620 Dodge Street, Stop 1075 Omaha, NE 68197	All Tributary Funds
First National Fund Advisers	215 West Oak Fort Collins, CO 80522	Tributary Balanced Fund
Riverbridge Partners	801 Nicollet Mall, Suite 600 Minneapolis, MN 55402	Tributary Large Cap Growth Fund

Signature: /s/ Stephen R. Frantz

Name: Stephen R. Frantz

Position: President

* If left blank, the Fund Manager is authorized to give instructions on all accounts.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

APPENDIX A TO SCHEDULE 2
Specimen Fund Manager Mandate

TO:  JPMORGAN CHASE BANK, N.A.

    DOMESTIC CUSTODY DIVISION

       DATE: 1/26/11

Dear Sirs,

Re: Domestic Custody for the Tributary Funds      (the "Customer").

We represent that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this representation.

We set out the names and specimen signatures of those individuals authorized by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Domestic Custody Agreement between JPMorgan and Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorized to give instructions shall be authorized to give instructions in respect of all securities and cash accounts, and shall be authorized to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of Tributary Capital Management, LLC.

Signature: /s/ Stephen R. Frantz

Name: Stephen R. Frantz

Position: President

Evidence of Authority to sign this Letter is enclosed:

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

* i.e., writing or facsimile

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

APPENDIX A TO SCHEDULE 2
Specimen Fund Manager Mandate

TO:      JPMORGAN CHASE BANK, N.A.
     DOMESTIC CUSTODY DIVISION

       DATE: 1/19/11

Dear Sirs,

Re: Domestic Custody for the Tributary Large Cap Growth Fund (the "Customer").

We represent that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this representation.

We set out the names and specimen signatures of those individuals authorized by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Domestic Custody Agreement between JPMorgan and Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorized to give instructions shall be authorized to give instructions in respect of all securities and cash accounts, and shall be authorized to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of Riverbridge Partners, LLC.

Signature: /s/ Rick Moulton

Name: Rick Moulton

Position: Principal, Portfolio Manager

Evidence of Authority to sign this Letter is enclosed:

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

* i.e., writing or facsimile

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

APPENDIX A TO SCHEDULE 2
Specimen Fund Manager Mandate

TO:     JPMORGAN CHASE BANK, N.A.
     DOMESTIC CUSTODY DIVISION

       DATE: 1/19/2011

Dear Sirs,

Re: Domestic Custody for the Tributary Balanced Fund (the "Customer").

We represent that we have been appointed by Customer as its fund manager for the account(s) listed below and that we have full authority from Customer to give instructions in respect of all transactions relating to the account(s).  We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this representation.

We set out the names and specimen signatures of those individuals authorized by us to operate accounts and give instructions on behalf of Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Domestic Custody Agreement between JPMorgan and Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorized to give instructions shall be authorized to give instructions in respect of all securities and cash accounts, and shall be authorized to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of First National Fund Advisers.

Signature: /s/ Kurt Spieler

Name: Kurt Spieler

Position: Chief Investment Officer

Evidence of Authority to sign this Letter is enclosed:

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

ACCOUNT(S) COVERED BY THIS MANDATE:

Full Name and Official Position	Method of Instruction*	Telephone Number	Specimen Signature

* i.e., writing or facsimile

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

24

SCHEDULE 3
Electronic Access

1.            J.P. Morgan shall permit Customer and its Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Custody Agreement (the “Products”).  J.P. Morgan reserves the right to modify this Schedule 3 and, subject to the terms and conditions of the Custody Agreement, the products and services available through the Products, upon notice to Customer. J.P. Morgan shall endeavour to give Customer reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to Customer if J.P. Morgan determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.            In consideration of the fees paid by Customer to J.P. Morgan and subject to any applicable Software License Addendum in relation to J.P. Morgan owned or sublicensed Software provided for a particular Application and Applicable Law, J.P. Morgan grants to Customer on the terms of this Schedule 3 a non-exclusive license to use the Products and the information and data made available to Customer through the Products (the “Data”) for the sole use of Customer.  Customer may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.            The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Custody Agreement, by J.P. Morgan’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Schedule 3, the provisions of this Schedule 3 shall prevail.

4.            Customer acknowledges that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the internet, and Customer hereby expressly assumes such risks.  Customer shall make its own independent assessment of the adequacy of the internet and of the security procedures made available by J.P. Morgan.  Customer acknowledges and agrees that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of Customer, and J.P. Morgan disclaims all risks related thereto, notwithstanding that J.P. Morgan may recommend certain security and/or communication software packages.  All such software mu st be interoperable with J.P. Morgan’s software.  Each of Customer and J.P. Morgan shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.  Notwithstanding the foregoing, J.P. Morgan: (i) uses up-to-date, commercially available virus scanning and cleaning software to protect all Customer information residing on J.P. Morgan  from any computer viruses, time bombs, harmful and malicious data, or other undocumented or unauthorized instructions, codes, or programs; (ii) uses up-to-date, commercially available security technology to protect Customer information provided to J.P. Morgan from internal and external hackers, or from the misuse by and/or disclosure to unauthorized parties.

5.            Notwithstanding the other provisions of the Custody Agreement, J.P. Morgan shall not be liable for any Liabilities arising out of the use or unavailability of J.P. Morgan’s web site or any means provided by J.P. Morgan of accessing the Products through J.P. Morgan’s web site in the absence of J.P. Morgan’s gross negligence or wilful misconduct.

6.            Customer shall not use the Products to transmit (i) any virus, worm, or destructive element or any programs or data that may be reasonably expected to interfere with or disrupt the Products or servers connected to the Products; (ii) material that violates the rights of another, including but not limited to the intellectual property rights of another; and (iii) “junk mail”, “spam”, “chain letters” or unsolicited mass

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

distribution of e-mail.

7.            Customer shall promptly and accurately designate in writing to J.P. Morgan the geographic location of its users from time to time.  Customer further represents and warrants to J.P. Morgan that Customer shall not access the service from any jurisdiction which J.P. Morgan informs Customer or where Customer has actual knowledge that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on Customer’s behalf, Customer shall obtain from each individual referred to in such document all necessary consents to enable J.P. Morgan to process the data set out therein for the purposes of providing the Products.

8.            Customer shall be responsible for the compliance of its Authorized Persons with the terms of this Schedule 3.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

EXHIBIT 1 TO SCHEDULE 3
Products

     Domestic Custody

     Class Action Servicing

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

SECURITIES CLASS ACTION SERVICES ADDENDUM

THIS ADDENDUM, dated __________________, supplements the [global][domestic] custody agreement dated __________________ (the “Custody Agreement”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and Tributary Funds, Inc. (the “Customer”).

RECITALS

A.
The Customer has requested J.P. Morgan, and J.P. Morgan has agreed, to provide certain administrative services with respect to securities class actions in connection with securities currently held in Customer’s Accounts; and

B.
The parties wish to supplement the Custody Agreement to add such securities class action services to the services that J.P. Morgan will provide to the Customer in accordance with the Custody Agreement.

AGREEMENT

1.	The Services.

(a)
J.P. Morgan will provide the following administrative services (the “Services”) with respect to notifications of securities class actions that J.P. Morgan may receive from time to time with regard to the Accounts. Except as otherwise provided in this Addendum and Schedule 1, J.P. Morgan will provide the following Services:

(i)
preparing and submitting claims and supporting documentation on the Account’s behalf in respect of securities class action notifications relating to the Securities held in the Accounts during the relevant class period;

(ii)
responding to enquiries from claims administrators arising from the Account’s participation in securities class actions and making changes to the filings of claim forms as needed to address such inquiries. Where additional information is required to make such changes, J.P. Morgan will promptly contact the Customer;

(iii)	communicating with claims administrators from time to time, in J.P. Morgan’s discretion, with regard to the status of the Account’s claims; and

(iv)	crediting the Account upon receipt of claim proceeds from the claims administrator.

(b)
Schedule 1 lists those markets, types of securities class actions and limitations, if any, under which J.P. Morgan provides the Services.  J.P. Morgan may from time to time, in J.P. Morgan’s discretion, modify such Schedule upon notice to Customer.

(c)
Except as otherwise expressly agreed by the parties, the Services shall only be provided in respect of securities class action notifications listed on Schedule 1 that arise subsequent to the signing of this Addendum.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

(d)
When J.P. Morgan completes and files claim forms or other documentation on the Account’s behalf, J.P. Morgan shall be acting solely in a clerical capacity as the Customer’s agent and shall not be a fiduciary to the Account with respect to the performance of the Services, even though it may act separately as a fiduciary.  J.P. Morgan is not making any representation or warranty as to the advisability of the Account participating in the securities class action; J.P. Morgan is not representing any view of J.P. Morgan in relation to the securities class action; and J.P. Morgan is not making any representation or warranty as to the likely outcome of any class action, participation in which is wholly at the Customer’s request and for the Account’s risk.

(e)
J.P. Morgan will not file claims in respect of the Account’s securities transactions whilst such securities were held at other custodians or in a name that was not under the control of J.P. Morgan during the relevant class period unless otherwise agreed in writing. If the Customer so requests J.P. Morgan to include such transactions, the Customer represents that such information provided to J.P. Morgan is true, correct and complete and agrees to indemnify and hold J.P. Morgan harmless from any and all liabilities that may result from such transactions.

(f)
J.P. Morgan and its Subcustodians shall not be obliged to file a claim or take any action in any securities action where J.P. Morgan or its Subcustodians reasonably determine such securities class action proceeding does not conform with the standards or market practices prevailing in the relevant market.

(g)
Neither J.P. Morgan nor its Subcustodians shall be obliged to file a claim or take any action in any securities class action where such securities class action would require J.P. Morgan or a Subcustodian to file a claim in its own name due to applicable law, regulation or market practice in the relevant market. J.P. Morgan will promptly inform the Customer in writing each time such a situation arises.

2.	Filing of Claims; Standing Instructions.

(a)
When J.P. Morgan has received in accordance with market practice a securities class action notification, J.P. Morgan shall, as contemplated by the Custody Agreement, research records of Accounts to identify the Account’s interest, if any, with respect to any such securities class action notification and shall notify the Customer of the same by posting such notice on J.P. Morgan’s website.

(b)
The Customer shall instruct J.P. Morgan prior to its notified cut-off time whether the Customer disagrees with any of the information provided by J.P. Morgan under Clause 2(a) or if the Customer does not wish J.P. Morgan to proceed with filing a claim on the Account’s behalf, as applicable in such market.

(c)
Unless J.P. Morgan has received Instructions not to file a claim on the Account’s behalf at its central securities class actions department by the cut-off time, J.P. Morgan shall, to the extent applicable in such market, be under standing instructions to complete and file the required claim forms for the particular securities class action with the claims administrator.

(d)
J.P. Morgan shall present with the claim any supporting information that J.P. Morgan has in its possession and that is required as part of the filing as set out in the securities class action notification. J.P. Morgan shall be authorized to disclose such information regarding the Account as may be reasonably required

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

to complete and file claims on the Account’s behalf.

3.	Responsibilities of the Customer.

(a)	The Customer agrees to provide J.P. Morgan with such information and documentation as J.P. Morgan may reasonably require in connection with the Services.

(b)
The Customer acknowledges that in relation to any securities class action it is important that only one claim is filed on the Account’s behalf in respect of a custodial holding or securities transaction. If, in the same securities class action, multiple claims are submitted on the Account’s behalf for the same custodial holding, then all such claims might be rejected by the claims administrator. Therefore, where a claim is to be submitted by J.P. Morgan as set out in a notification, as provided by this authorization, no other party should submit a claim on the Account’s behalf for the same custodial holding or securities transaction in the same securities class action and J.P. Morgan shall have no duty to check whether any other claims have been filed by any third party on the Account’s behalf in the same securities class action. Subject to Section 4, J.P. Morgan will have no responsibility in the event that a claim is rejected on the basis that a duplicate claim has been filed by the Customer or another party.

(c)
Should the Customer engage a third party to make a claim on the Account’s behalf in respect of a custodial holding or securities transaction with J.P. Morgan, the Customer shall be responsible for instructing J.P. Morgan not to file a claim on the Account’s behalf by the deadline referred to in the relevant notification.

4.	Rejected Claims.

In the event that J.P. Morgan is notified by the claims administrator that it has rejected a claim, J.P. Morgan will use reasonable endeavours to contact the Customer and discuss, in good faith, how to cure the rejected claim, if possible.

5.	Compensation.

The Customer agrees to pay to J.P. Morgan for the Services such fees and expenses as set out in Schedule 2 and as the Customer and J.P. Morgan may mutually agree in writing from time to time.

6.         Limitation of Liability.

The Customer agrees that J.P. Morgan’s annual aggregate liability with respect to losses arising out of the Services provided under this Addendum (whether for breach of contract, tort, or otherwise, but excluding losses caused by fraud, intentional misconduct, or negligence on the part of J.P. Morgan) that may be incurred during any calendar year shall not exceed USD 100,000 and that this shall be the Customer’s and the Account’s exclusive remedy.  Under no circumstances will J.P. Morgan be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.   No action, regardless of form, arising out of or pertaining to the Services may be brought more than six years after the cause of action has accrued.

7.	Miscellaneous

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

(a)
Unless otherwise provided herein, all terms and conditions of the Custody Agreement are expressly incorporated herein by reference and except as modified hereby, the Custody Agreement is confirmed in all respects. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custody Agreement.

(b)
This Addendum may be terminated by either party upon sixty (60) days’ written notice to the other party.  Anything herein to the contrary notwithstanding, if the Custody Agreement is terminated, then this Addendum shall automatically terminate on the date such Custody Agreement terminates.

THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

IN WITNESS WHEREOF, the parties have executed this Addendum as at the date first above-written.

TRIBUTARY FUNDS, INC. (“CUSTOMER”)	JPMORGAN CHASE BANK, N.A.
By:/s/ Stephen R. Frantz Name: Stephen R Frantz Title: President Date: 1/26/11	By: /s/ Paul Larkin Name: Paul Larkin Title: Executive Director Date: 1/28/11

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

11.	SCHEDULE 1

Scope of Services

The following table shows the markets and types of Class Actions for which J.P. Morgan will provide the Services for.

MARKET	SETTLED / NOT SETTLED	INSTRUCTION REQUIRED TO PARTICIPATE
U.S.A.	Settled	N

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010

SCHEDULE 2

Fees

JPMorgan Worldwide Securities Services will charge a transaction fee of USD350 per securities class action filing, per individual account as described in the Services. Charges will be invoiced during the month in which the JPMorgan Worldwide Securities Services filed each claim with the claims administrator.

Form Domestic Custody Agreement and Riders (Mutual Fund) March 2010